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[SIGNATURE]
                               EXHIBIT III
                               ___________

                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   __________________________________


     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-36862, 33-44594, 33-43073, 33-49411 and 33-56207) of IBM Credit
Corporation of our report dated January 20, 1995 (except as to the Subsequent Event note on page 34, which is as of February 8, 1995) appearing on page 13 of this Annual Report on Form 10-K.




/s/Price Waterhouse LLP
Stamford, CT
March 15, 1995


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